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                                                                 EXHIBIT 10.18


              FAX TO: (405) 235-4133, ATTENTION DOUGLAS A. BRANCH
                     AND MAIL ORIGINAL IN ENCLOSED ENVELOPE

August ___, 1997

c/o Capital West Securities, Inc.
16th Floor, One Leadership Square
211 N. Robinson
Oklahoma City, OK 73102

Dear Sirs:

         The undersigned holder of Series A Convertible Preferred Stock ("Series A Preferred") of ZymeTx, Inc., a Delaware corporation (the "Company"), understands that Capital West Securities, Inc. (the "Underwriter") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company, providing for the initial public offering (the "Initial Public Offering") by the Underwriter (and other underwriters or co-underwriters) of shares of common stock, $.001 par value (the "Common Stock") of the Company. In addition, the undersigned is an "Investor" under the terms of that certain Registration Rights Agreement (the "Registration Agreement") dated July 29, 1996, by and among the Company and the Investors named therein.

         To induce the Underwriter to continue in its efforts in connection with the Initial Public Offering, the undersigned hereby agrees as follows:

         1. I agree to and acknowledge the imposition of a 13-month lock-up from the closing of the Company's Initial Public Offering (the "Lock-Up Period") for all shares of Common Stock issuable to me upon conversion of the Series A Preferred beneficially owned by me and, in connection therewith, I agree that I will not offer, sell or otherwise dispose of such shares without the prior written consent of the Underwriter.

         2.      I further agree to the waiver of the registration rights under
Section 2 of the Registration Agreement for the duration of the Lock-up Period.

         I acknowledge that whether the Initial Public Offering occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to determination through negotiation between the Company and the Underwriter. The terms of this letter shall expire in the event the Initial Public Offering is not consummated on or before December 31, 1997.

                                        Very truly yours,



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                                        Signature

                                        ----------------------------------
                                        Name (print)

                                        ----------------------------------
                                        Title (print)
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                        _________________________, 1997




Capital West Securities, Inc.
Millennium Financial Group, Inc.
ComVest Partners, Inc.
c/o Capital West Securities, Inc.
211 North Robinson, Suite 1600
Oklahoma City, OK 73102

ZymeTx, Inc.
800 Research Parkway, Suite 100
Oklahoma City, OK 73104

                        Re:      ZymeTx, Inc.
                                 Registration Statement on Form SB-2
                                 Registration No. 333-33563

Ladies and Gentlemen:

                 The undersigned has been advised that ZymeTx, Inc., a Delaware corporation (the "Company"), is contemplating an underwritten public offering (the "Offering") of 2,300,000 shares of its common stock, $.001 par value per share (the "Common Stock"), pursuant to an Underwriting Agreement (the "Underwriting Agreement"), to be entered into with Capital West Securities, Inc., Millennium Financial Group, Inc. and ComVest Partners, Inc. (the "Underwriters") in connection with the Offering. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Underwriting Agreement.

                 In order to induce the Underwriters to enter into an Underwriting Agreement with the Company the undersigned, intending to be legally bound, hereby agrees that the undersigned and any entities through which the undersigned owns any shares of Preferred or Common Stock of the Company will not, directly or indirectly, sell, offer, pledge, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (or announce any offer, sale, pledge, offer of sale, contract of sale, grant of an option to purchase or other transfer or disposition), any shares of Preferred or Common Stock or any securities convertible into, exercisable or exchangeable for, shares of Preferred or Common Stock for a period of 24 months from the date of the Underwriting Agreement.

                 The undersigned acknowledges that any sale, hypothecation or transfer of any securities of the Company in violation of this letter will be null and void. The undersigned acknowledges that it is impossible to measure the damages that will accrue to the Company by reason of a failure of the undersigned to comply with the
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provisions of this letter.  Therefore, if the Company shall institute any action or proceeding to enforce the provisions hereof, the undersigned agrees that the Company shall be entitled to injunctive relief, and the undersigned waives, and shall not allege, any claim or defense to such action or proceeding, including, without limitation, any claim or defense that the undersigned has an adequate remedy at law.

                 Notwithstanding the foregoing, if the undersigned is an individual, the undersigned may transfer any securities of the Company either during the undersigned's lifetime or upon death by will or intestacy to immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned's immediate family; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter, and there shall be no further transfer of such securities except in accordance with this letter. For purposes of this paragraph, "immediate family" shall mean spouse, former spouse, lineal descendant, father, mother, brother or sister of the undersigned.

                                       Very truly yours,


                                       By:
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                                               (Print or Type Name)